Exhibit 10.9
EDITAS MEDICINE, INC.
Restricted Stock Agreement
2015 Stock Incentive Plan

This Restricted Stock Agreement (this “Agreement”) is made as of the Grant Date set forth below between Editas Medicine, Inc., a Delaware corporation (the “Company”), and the Participant named below.

NOTICE OF GRANT

Name of Participant (the “Participant”):
Grant Date:
Number of shares of the restricted common stock, $0.0001 par value per share (the “Common Stock”) awarded (“Restricted Shares”):
Vesting Start Date:

Vesting Schedule:

Vesting Date	Number of Shares that Vest

Except as provided herein, all vesting is dependent on the Participant remaining an Eligible Participant on each applicable Vesting Date.

This Agreement includes this Notice of Grant and the following Exhibit and the 2015 Stock Incentive Plan (the “Plan”), each of which is expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

The undersigned participant acknowledges that he has received a copy of the Plan.

Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

EDITAS MEDICINE, INC. By: __________________________ Name: Title:	PARTICIPANT __________________________ Name: Address:

Restricted Stock Agreement
2015 Stock Incentive Plan

EXHIBIT A
GENERAL TERMS AND CONDITIONS
The terms and conditions of the award of Restricted Shares made to the Participant, as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), are as follows:
1.Issuance of Restricted Shares.
(a)The Restricted Shares are issued to the Participant, effective as of the Grant Date (as set forth on the Notice of Grant), in consideration of services rendered and to be rendered by the Participant to the Company.
(b)The Restricted Shares will initially be issued by the Company in book entry form only, in the name of the Participant. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Company shall, if requested by the Participant, issue and deliver to the Participant a certificate representing the vested Restricted Shares. The Participant agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.Vesting Schedule. The Restricted Shares shall vest in accordance with Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional number of Restricted Shares resulting from the application of the percentages in the Vesting Schedule shall be rounded down to the nearest whole number of Restricted Shares.
3.Forfeiture of Unvested Restricted Shares Upon Employment Termination. In the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any Restricted Shares that are so forfeited. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of restricted stock under the Plan.
4.Restrictions on Transfer; Clawback.
(a)The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Participant may transfer such Restricted Shares to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the sale of the Restricted Shares to such proposed transferee, provided that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to the transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. The Company shall not be required to (i) transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.
(b)In accepting this option, the Participant agrees and acknowledges that the Participant is subject to, and bound by, the terms of any clawback policy that the Company has in place or may adopt in the future, including without limitation the Company’s Dodd-Frank Compensation Recovery Policy adopted in accordance with stock exchange listing requirements. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant including this option or pursuant to any other compensation arrangement must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.
5.Restrictive Legends. The book entry account reflecting the issuance of the Restricted Shares in the name of the Participant shall bear a legend or other notation upon substantially the following terms:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER, SUCH RIGHT TO REPURCHASE IS BINDING ON THE TRANSFEREES OF THESE SHARES.”
6.Rights as a Shareholder. Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Shares, the Participant shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that the payment of dividends on unvested Restricted Shares shall be deferred until, and shall only be paid at, such time as the shares vest.
7.Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
8.Tax Matters.
(a)Acknowledgments; Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Shares and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares.
THE PARTICIPANT ACKNOWLEDGES HE OR SHE SHALL NOT MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
(b)Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal,

state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares. The Company shall not remove the restrictive legend described in Section 5 hereof from any shares of Common Stock until it is satisfied that all its required withholdings have been made. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares.
9.Miscellaneous.
(a)Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Company’s Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Participant.
(b)No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of a continued service relationship or confer upon the Participant any rights with respect to a continued service relationship by the Company.
(c)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law provisions.
(d)Participant’s Acknowledgments. The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.